Exhibit 5.01


                      Jenkens & Gilchrist Parker Chapin LLP

                                                              AUSTIN, TEXAS
                             THE CHRYSLER BUILDING           (512) 499-3800
                             405 LEXINGTON AVENUE           CHICAGO, ILLINOIS
                           NEW YORK, NEW YORK 10174          (312) 425-3900
                                                              DALLAS, TEXAS
                                (212) 704-6000               (214) 855-4500
                            FACSIMILE (212) 704-6288         HOUSTON, TEXAS
                                                             (713) 951-3300
                               www.jenkens.com           LOS ANGELES, CALIFORNIA
                                                             (310) 820-8800
                                                           SAN ANTONIO, TEXAS
                                                             (210) 246-5000
                                                            WASHINGTON, D.C.
                                                             (202) 326-1500

                               September 12, 2003



U.S. Telesis Holdings, Inc.
P.O. Box 415
Boston, MA 02117

Ladies and Gentlemen:

         We have acted as counsel to U.S. Telesis Holdings, Inc., a Delaware corporation (the "Company"), in connection with its filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the offering of an aggregate of 1,000,000 shares of common stock, par value $.001 per share (the "Shares"), to Nicholas Rigopulos (the "Optionee"), pursuant to the exercise by the Optionee of the options granted pursuant to a stock option agreement dated as of July 30, 2003 (the "Option Agreement") by and between the Company and the Optionee.

         In our capacity as counsel to the Company, we have examined originals or copies, satisfactory to us, of the Company's (i) Certificate of Incorporation, as amended, (ii) By-laws, as amended, and (iii) resolutions of the Company's board of directors approving the Option Agreement and the issuance of the Shares. We have also reviewed such matters of law and examined and relied upon all such corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.



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         Our  opinion is  limited to the date  hereof and we do not in any event undertake to advise you of any facts or circumstances occurring or coming to our attention subsequent to the date hereof.

         Finally, we express no opinions as to the applicable laws of any jurisdiction other than those of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

         Based upon and subject to the foregoing, we are of the opinion that the Shares issued pursuant to the Option Agreement were legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K promulgated under the Act.

                                       Very truly yours,

                                       /s/ Jenkens & Gilchrist Parker Chapin LLP

                                       Jenkens & Gilchrist Parker Chapin LLP




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